Execution Version 1 AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of February 20, 2020, is entered into by and between Sprout Social, Inc. (the “Company”), and Aaron Rankin (“Executive”) (together, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement (as defined below). RECITALS WHEREAS, the Company and Executive are parties to that certain Executive Employment Agreement, dated as of January 1, 2016 (the “Original Agreement”); WHEREAS, in connection with the proposed public offering of the Company’s Class A common stock (the “IPO”), the Company and Executive mutually desire to amend the Original Agreement as set forth herein, effective as of the date hereof (the “Effective Date”). NOW, THEREFORE, in consideration of Executive’s continued service with the Company, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Executive hereby agree as follows: AMENDMENT 1. Section 2.1 of the Original Agreement is hereby amended and restated in its entirety as follows, effective as of the Effective Date: “Base Salary. During the Employment Term, the Company shall pay Executive a salary of $300,000 per annum, less applicable taxes and withholdings (“Base Salary”), payable in accordance with the normal payroll practices and schedule of the Company.” 2. Section 2.4 of the Original Agreement is hereby deleted and replaced in its entirety as follows, effective as of January 1, 2020: “Bonus. During the Employment Term, Executive will be eligible to receive a cash performance-based bonus (the “Bonus”), which shall be targeted at thirty percent (30)% of Executive’s Base Salary. The Bonus shall be based on the achievement of Company and/or individual performance objectives, in each case, that are established by the Board (or an authorized committee thereof) in its sole discretion for such applicable performance period. Notwithstanding anything to the contrary herein, Executive’s Bonus, if any, may be below (including zero), at, or above, the target amount based upon the achievement of the performance goals, as determined by the Board in its sole discretion. Any Bonus earned will be paid on or before March 15th of the year following the year with respect to which the Bonus is earned.” 3. The first clause of the second sentence of Section 3.1(e) of the Original Agreement is hereby deleted and replaced in its entirety as follows: “Good Reason” shall mean the occurrence, without Executive’s voluntary written consent, of any of the following circumstances: (i) a material breach by the Company of any material provision of this Agreement, including, but not limited to, failure to pay the Base Salary; (ii) the Company’s relocation, without Executive’s consent, of the Company office to which Executive primarily reports (the “Office”) to a location that increases the distance from DocuSign Envelope ID: 3610C0FD-1A44-4D7E-967F-5E0A219A699A

2 Executive’s principal residence to the Office by more than fifty (50) miles; (iii) a material diminution in Executive’s authority, duties or responsibilities, provided that any changes in Executive’s title or to Executive’s reporting relationship shall not constitute Good Reason hereunder; or (iv) any material reduction in the Base Salary (other than in connection with across-the-board base salary reductions for all or substantially all similarly situated employees of the Company)”. 4. Section 3.2(a) of the Original Agreement is hereby deleted and replaced in its entirety as follows: (a) Severance Payments upon a Termination without Cause or Resignation with Good Reason. (i) If Executive’s employment is terminated pursuant to Sections 3.1(a) or 3.1(e) above or pursuant to the Company’s election not to renew this Agreement pursuant to Section 1.2 (and not pursuant to Sections 3.1(b), 3.1(c), 3.1(d) or Executive’s election not to renew this Agreement pursuant to Section 1.2) (a “Qualifying Termination”) outside of the period commencing on the date of a Change in Control (as defined in the Company’s 2019 Incentive Award Plan) and ending on the first anniversary of such Change in Control (the “Change in Control Protection Period”), then Executive shall have no further rights against the Company hereunder, except for the right to receive, in addition to (x) any unpaid Base Salary with respect to the period prior to the effective date of termination, (y) reimbursement of expenses to which Executive is entitled and (z) any other benefits to which Executive is legally entitled (collectively, “Accrued Amounts”), the following: (1) an amount in cash equal to six (6) months of Executive’s then- existing Base Salary (or, in the case of termination by Executive with Good Reason due to a reduction in Base Salary, Executive’s Base Salary prior to such reduction), payable, less applicable withholdings and deductions, in the form of salary continuation in regular installments over the six (6)-month period following the date of Executive’s Qualifying Termination in accordance with the Company’s normal payroll practices. Notwithstanding the foregoing, in the event such Qualifying Termination of Executive’s employment is by the Company without Cause or pursuant to the Company’s election not to renew this Agreement, the Executive shall instead have the right to receive an amount in cash equal to twelve (12) months of Executive’s then-existing Base Salary, payable, less applicable withholdings and deductions, in the form of salary continuation in regular installments over the twelve (12)-month period following the date of such Qualifying Termination in accordance with the Company’s normal payroll practices; and (2) during the period commencing on the date of Executive’s Qualifying Termination and ending on the six (6)-month anniversary thereof or, if earlier, the date on which Executive becomes eligible for coverage under any group health plan of a subsequent employer or otherwise (in any case, the “COBRA Period”), subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Code and the regulations thereunder, the Company shall, in its sole discretion, either continue to provide coverage to Executive and Executive’s dependents, or reimburse Executive for coverage for Executive and Executive’s dependents, under its group health plan (if any), at the same levels and costs in effect on the date of Executive’s termination (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars); provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its DocuSign Envelope ID: 3610C0FD-1A44-4D7E-967F-5E0A219A699A

3 group health plans or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the COBRA Period (or remaining portion thereof) on the Company’s first regular payroll date of each calendar month, less applicable withholdings and deductions. For the avoidance of doubt, the COBRA continuation period under Section 4980B of the Code shall run concurrently with the period of continued group health plan coverage pursuant to this Section 3.2(a)(2). The continued benefits, reimbursement or cash payments provided for in this Section 3.2(a)(2) are referred to herein as the “Continued Benefits”). (ii) In the event of Executive’s Qualifying Termination during the Change in Control Protection Period, then Executive shall have no further rights against the Company hereunder, except for the right to receive, in addition to the Accrued Amounts, the following: (1) an amount in cash equal to the sum of (A) twelve (12) months of Executive’s then-existing Base Salary (or, in the case of termination by Executive with Good Reason due to a material reduction in Base Salary, Executive’s Base Salary prior to such reduction) and (B) Executive’s target Bonus for the calendar year in which the date of Executive’s Qualifying Termination occurs, payable less applicable withholdings and deductions, in the form of salary continuation in regular installments over the twelve (12)-month period following the date of Executive’s Qualifying Termination in accordance with the Company’s normal payroll practices; (2) during the period commencing on the date of Executive’s Qualifying Termination and ending on the twelve (12)-month anniversary thereof or, if earlier, the date on which Executive becomes eligible for coverage under any group health plan of a subsequent employer or otherwise (which period shall be the COBRA Period for purposes of this paragraph), subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Code and the regulations thereunder, the Company shall provide the Continued Benefits; and (3) any unvested stock options, restricted stock units, performance stock units and such other equity-based awards granted pursuant to the Company’s 2016 Stock Plan, 2019 Incentive Award Plan or any other equity plan or arrangement maintained by the Company that is outstanding immediately prior to the date of Executive’s Qualifying Termination shall automatically become fully vested and exercisable (as applicable) as of such date; provided that any such equity awards subject to performance-based vesting shall vest assuming a target level of achievement for each applicable performance objective. (iii) Any amounts payable pursuant to Section 3.2(a)(i) or Section 3.2(a)(ii), as applicable (collectively, the “Severance Benefits”), shall be in lieu of notice or any other severance benefits to which you might otherwise be entitled from the Company or any of its subsidiaries. Notwithstanding anything to the contrary herein, the Company's provision of the Severance Benefits shall be contingent upon Executive’s timely execution and non-revocation of a general waiver and release of claims agreement in the Company’s customary form (a “Release Agreement”), subject to the terms set forth herein. Executive will have twenty-one (21) days (or in the event that Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967, as amended), forty-five (45) days) following Executive’s receipt of the Release Agreement to consider whether or not to accept it. If the Release Agreement is signed and delivered by Executive to the Company, Executive will have seven (7) days from the date of delivery to revoke Executive’s acceptance of such DocuSign Envelope ID: 3610C0FD-1A44-4D7E-967F-5E0A219A699A

4 agreement (the “Revocation Period”). To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of the Executive’s termination of employment are delayed pursuant to this Section 3.2(a)(iii), such amounts shall be paid in a lump sum on the first payroll date to occur on or following the 60th day following the date of the Executive’s Qualifying Termination. (iv) If Executive does not timely execute the Release Agreement or such Release Agreement is revoked by Executive during the Revocation Period, (i) the Company shall immediately cease paying or providing the Continued Benefits and Executive shall reimburse the Company for the value of any Continued Benefits already paid or provided, and (ii) any equity awards that vested pursuant to Section 3.2(a)(ii)(3) and any shares of Company stock Executive received with respect thereto shall immediately be forfeited, without payment therefor, and Executive shall be required to pay to the Company, immediately upon demand therefor, the amount of any proceeds realized by Executive from the sale of any such shares. Executive acknowledges and agrees that if Executive at any time breaches any of Executive’s obligations pursuant to Articles IV, V or VI of this Agreement, then Executive shall forfeit any further rights to any portion of the Severance Benefits payable thereafter. (v) The provisions of this Section 3.2 shall supersede in their entirety any severance payment provisions in any severance plan, policy, program or other arrangement maintained by the Company. The Company shall have no further obligation to Executive in the event of termination of Executive’s employment for any reason at any time, other than those obligations specifically set forth in Section 3.2. 5. Section 9.7(b) of the Original Agreement is hereby deleted and replaced in its entirety as follows: “(b) Distributions on Account of Separation from Service. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon Executive’s termination of employment shall be payable only upon Executive’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”).” 6. The following is hereby added to the Original Agreement as a new Section 9.7(e) and (f): “(e) Specified Employee. Notwithstanding anything in this Agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of Executive’s Separation from Service with the Company or (B) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein. The determination of whether Executive is a “specified employee” as of the time of the Executive’s Separation from Service shall be made by the Company in accordance with the terms of Section 409A (including, without limitation, Section 1.409A-1(i) of the Department of Treasury Regulations and any successor provision thereto). DocuSign Envelope ID: 3610C0FD-1A44-4D7E-967F-5E0A219A699A

5 (f) Reimbursements. To the extent that any reimbursements or corresponding in-kind benefits provided to Executive under this Agreement are deemed to constitute “deferred compensation” under Section 409A, such reimbursements or benefits shall be provided reasonably promptly, but in no event later than December 31 of the year following the year in which the expense was incurred, and in any event in accordance with Section 1.409A-3(i)(1)(iv) of the Department of Treasury Regulations. The amount of any such payments or expense reimbursements in one calendar year shall not affect the expenses or in-kind benefits eligible for payment or reimbursement in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.” 7. The following is hereby added to the Original Agreement as a new Section 9.8: “Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (A) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.” 8. The following is hereby added to the Original Agreement as a new Section 9.9: “Section 280G. Notwithstanding any other provision of this Agreement or any other plan, arrangement, or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to Executive or for Executive’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments within the meaning of Section 280G of the Code (such payments, the “Parachute Payments”) and would, but for this Section 9.9, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), or not be deductible under Section 280G of the Code, then such Covered Payments shall be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, but only if (i) the net amount of such Covered Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Covered Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Covered Payments Payments), is greater than or equal to (ii) the net amount of such Covered Payments without such reduction (but DocuSign Envelope ID: 3610C0FD-1A44-4D7E-967F-5E0A219A699A

6 after subtracting the net amount of federal, state and local income and employment taxes on such Covered Payments and the amount of the Excise Tax to which Executive would be subject in respect of such unreduced Covered Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Covered Payments). The Covered Payments shall be reduced in a manner that maximizes Executive’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A, to the extent applicable, and where two or more economically equivalent amounts are subject to reduction but payable at different times, such amounts payable at the later time shall be reduced first but not below zero.” 9. The following is hereby added to the Original Agreement as a new Section 9.10: “Compensation Recovery Policy. Executive acknowledges and agrees that, to the extent the Company adopts any claw-back or similar policy pursuant to the Dodd- Frank Wall Street Reform and Consumer Protection Act or otherwise, and any rules and regulations promulgated thereunder, he or she shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy with respect to past, present and future compensation, as appropriate).” 10. Effect on Original Agreement. This Amendment shall be and, as of the date hereof, is hereby incorporated into and forms a part of, the Original Agreement. Except as otherwise provided herein, the terms of the Original Agreement will remain in force and effect. 11. Miscellaneous. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof. The headings of the sections in this Amendment are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term of provision hereof. This Amendment may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. (Remainder of page intentionally left blank) DocuSign Envelope ID: 3610C0FD-1A44-4D7E-967F-5E0A219A699A

(Signature Page to Amendment to Executive Employment Agreement) IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the date first above written. COMPANY Name: Joe Del Preto Title: Chief Financial Officer EXECUTIVE Aaron Rankin DocuSign Envelope ID: 3610C0FD-1A44-4D7E-967F-5E0A219A699A